UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2019

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 490-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC

INTRODUCTORY NOTE

As previously disclosed, on May 31, 2019, Ashford Inc., a Maryland corporation (the “Company”), entered into a Combination Agreement (as subsequently amended by the First Amendment thereto dated July 17, 2019 and the Second Amendment thereto dated August 28, 2019, the “Combination Agreement”) with Mr. Monty J. Bennett and Mr. Archie Bennett, Jr., the Company’s Chairman and Chief Executive Officer and his father, respectively (collectively, the “Bennetts”); Remington Holdings, L.P., a Delaware limited partnership (“Remington”); Remington Holdings GP, LLC, a Delaware limited liability company and the general partner of Remington (the “General Partner”, and together with the Bennetts and Remington, the “Remington Parties”); MJB Investments, LP (“MJB Investments”); solely for the purpose of conveying his Class B limited partnership interests in Marietta Leasehold LP, a Delaware limited partnership (“Marietta”), James L. Cowen; solely for the purpose of conveying his Class B limited partnership interests in Marietta, Jeremy J. Welter; Ashford Nevada Holding Corp., a Nevada corporation and wholly owned subsidiary of the Company (“New Holdco”); and Ashford Merger Sub Inc., a Maryland corporation and wholly owned subsidiary of New Holdco (“Merger Sub” and, together with the Remington Parties, MJB Investments, James L. Cowen, Jeremy J. Welter and New Holdco, collectively, the “Parties”).

On November 6, 2019 (the “Effective Date”), the parties to the Combination Agreement completed a business combination by effectuating the transactions contemplated by the Combination Agreement as described in Item 2.01.

As part of the transactions contemplated by the Combination Agreement (the “Transactions”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving and becoming a wholly owned subsidiary of New Holdco and, by virtue of such Merger, each issued and outstanding share of common stock of the Company, par value $0.01, was converted into one share of common stock, par value $0.001 of New Holdco (the “New Holdco Common Stock”). The New Holdco Common Stock is listed on the NYSE American LLC (the “NYSE American”) under the symbol “AINC” and the CUSIP number is 044104-10-7.

In connection with the Merger, the Company changed its legal name to OAINC II Inc. and in connection with the consummation of the Transactions, New Holdco changed its legal name to Ashford Inc. As a result of the Merger and after the legal name changes, OAINC II Inc. (formerly named Ashford Inc.) became a wholly owned subsidiary of Ashford Inc. (formerly named Ashford Nevada Holding Corp.).

This Current Report on Form 8-K is being filed by Ashford Inc. (formerly named Ashford Nevada Holding Corp.) as the initial report of Ashford Inc. to the Securities and Exchange Commission (the “SEC”) and as notice that Ashford Inc. is the successor issuer to OAINC II Inc. (formerly named Ashford Inc.) under Rule 12g-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, the shares of Ashford Inc.’s common stock, par value $0.001 per share, are registered under Section 12(b) of the Exchange Act. Ashford Inc. is thereby subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports and other information with the SEC using Commission file number (001-36400). The first periodic report to be filed by Ashford Inc. with the Commission will be its Quarterly Report on Form 10-Q for the period ended September 30, 2019.

Because the material definitive agreements described in Item 1.01 below were entered into prior to the legal name changes described above, the descriptions below utilize the defined terms set forth in the first paragraph of this Current Report on Form 8-K.

ITEM 1.01 Entry into a Material Definitive Agreement.

Investor Rights Agreement

At the closing of the Transactions, Mr. Monty J. Bennett, Mr. Archie Bennett, Jr., MJB Investments (each of the foregoing, a “Remington Holder”), the Alayna Jo Bennett Max 2019 Gift Trust, the Archie Bennett, III 2019 Gift Trust, the Audra Marie Bennett Maxwell 2019 Gift Trust, the Jory Glazener 2019 Gift Trust, the Krista Koleas 2019 Gift Trust, the Matthew Wade Bennett 2019 Gift Trust, the Beverly Rene Bennett Flood 2019 Gift Trust, the Supplemental Needs Trust FBO Lucas Wade Bennett (each such trust a “Trust” and collectively, the “Trusts”), Mr. James L. Cowen, Mr. Jeremy Walter, Mr. Mark A. Sharkey, Ms. Marissa A. Bennett and New Holdco entered into an investor rights agreement (the “Investor Rights Agreement”) governing the relationship of such parties subsequent to such closing. The Investor Rights Agreement supersedes and replaces the previously existing investor rights agreement, dated August 8, 2018, in all respects.

Board Designation Rights

For so long as Mr. Monty J. Bennett, Mr. Archie Bennett, Jr., MJB Investments, each Trust Mr. James L. Cowen, Mr. Jeremy Walter, Mr. Mark A. Sharkey and Ms. Marissa A. Bennett (together with each person that succeeds to their respective interests as the result of a transfer permitted under the Investor Rights Agreement, “Covered Investors”) beneficially own no less than 20% of the issued and outstanding shares of common stock of New Holdco (taking into account the Series D Convertible Preferred Stock, par value $0.001 per share, of New Holdco (“Series D Convertible Preferred Stock”) on an as-converted basis), Mr. Monty J. Bennett, during his lifetime, and the Covered Investors holding 55% of the common stock (taking into account the Series D Convertible Preferred Stock on an as-converted basis held by all Covered Investors) thereafter, will be entitled to nominate one individual (other than Mr. Archie Bennett, Jr.), and Mr. Archie Bennett, Jr., during his lifetime, and the Covered Investors holding 55% of the common stock (taking into account the Series D Convertible Preferred Stock on an as-converted basis held by all Covered Investors) thereafter, will be entitled to nominate one individual (other than Mr. Archie Bennett, Jr.) for election as a member of the board of directors of New Holdco (each, a “Seller Nominee”). Initially, Mr. Monty J. Bennett will serve as the Seller Nominee of Mr. Monty J. Bennett, and Mr. W. Michael Murphy will serve as the Seller Nominee of Mr. Archie Bennett, Jr.

In the event New Holdco fails to pay the accrued preferred dividends on the Series D Convertible Preferred Stock for two consecutive quarterly periods (a “Preferred Stock Breach”), the Covered Investors agree that one of the two additional board designation rights arising under the Certificate of Designation (as defined below) shall be vested in Archie Bennett, Jr., during his lifetime, and the other such board designation right shall be vested in Monty J. Bennett, during his lifetime. In furtherance of the foregoing, each Covered Investor agrees that it will vote all of such Covered Investor’s Series D Convertible Preferred Stock, and consent to any action by the holders of the Series D Convertible Preferred Stock without a meeting as permitted under appropriate state law, as may be directed Archie Bennett, Jr., or Monty J. Bennett, respectively, in connection with their designation of the individuals to fill such board seats.

Transfer Restrictions

For five years after the closing of the Transactions, each of the Covered Investors are prohibited from transferring common stock of New Holdco or Series D Convertible Preferred Stock to any person that is or would become, together with such person’s affiliates and associates, a beneficial owner of 10% or more of the then outstanding shares of common stock of New Holdco, taking into account the Series D Convertible Preferred Stock on an as converted basis, except (i) to family members and in connection with estate planning, (ii) as a result of any voting agreement between Mr. Monty J. Bennett and Mr. Archie Bennett, Jr., (iii) transfers in which no transferee (or group of affiliated or associated transferees) would purchase or receive 2% or more of the outstanding voting shares of New Holdco, (iv) in connection with any widespread public distribution of shares of common stock of New Holdco or Series D Convertible Preferred Stock registered under the Securities Act of 1933, as amended (the “Securities Act”), or (v) a transfer to any transferee that would beneficially own more than 50% of the outstanding common stock of New Holdco and Series D Convertible Preferred Stock without any transfer from a Covered Investor, unless such transfer restrictions have been waived by the affirmative vote of the majority of the stockholders of New Holdco that are not affiliates or associates of the Covered Investors.

Voting Limitations

The Investor Rights Agreement provides that Covered Investors agree that on matters submitted to a vote of the holders of voting securities of New Holdco, the Covered Investors will have the right to vote or direct or cause the vote of the shares as to which they hold sole voting power or are held by immediate family members (or a trust for the benefit of such person) (collectively, the “Sole Voting Shares”) as the Covered Investors determine, in their sole discretion, except (i) if, prior to August 8, 2023 only with respect to the voting securities of New Holdco, the combined voting power of the Reference Shares (as defined below) of New Holdco exceeds 40.0% (plus the combined voting power of (A) any common stock of New Holdco purchased by any Covered Investor in an arm’s length transaction after the closing of the Transactions from a person other than New Holdco or a subsidiary of New Holdco, for cash, including through open market purchases, and (B) privately negotiated transactions or any distributions of common stock of New Holdco by either of Ashford Hospitality Trust, Inc. (“Ashford Trust”) or Braemar Hotels & Resorts Inc. (“Braemar”) to its respective stockholders pro rata) of the combined voting power of all of the outstanding voting securities of New Holdco entitled to vote on any given matter, then Reference Shares of New Holdco representing voting power equal to such excess will be deemed to be “Company Cleansed Shares” under the Investor Rights Agreement. The Covered Investors agree that they will vote, or cause to be voted, out of the Covered Investors’ Sole Voting Shares, shares constituting voting power equal to the voting power of the Company Cleansed Shares in the same proportion as the holders of such class or series of voting securities of New Holdco vote their shares with respect to such matters, exclusive of the Reference Shares of New Holdco voted by the Covered Investors. These restrictions may be waived by a majority vote or consent of the independent directors of New Holdco that have no personal interest in the matter to be voted upon. “Reference Shares” means all voting securities of New Holdco that are (without duplication): (i) beneficially owned by any Covered Investor, including any such voting securities as to which any Covered Investor has sole or shared voting power; (ii) beneficially owned by any member of a Group of which any Covered Investor is a member; or (iii) subject to or referenced in any derivative or synthetic interest that (A) conveys any voting right in New Holdco common stock or (B) is required to be, or is capable of being, settled through delivery of New Holdco common stock in either case, that is held or beneficially owned by any Covered Investor or any controlled affiliate or any Covered Investor. The Covered Investors also agree among themselves that the total number of votes attributable to Reference Shares that are not Cleansed Shares will be proportionately allocated among the Covered Investors based on a percentage, the numerator of which is the number of Reference Shares held by such Covered Investor, and the denominator of which is the total number of Reference Shares held by all Covered Investors in the aggregate.

The Holder Group Investors (as defined below) will not, subject to certain exceptions and until the aggregate voting power of the Holder Group Investors is less than 25% of the combined voting power of all of the outstanding voting securities of New Holdco on any given matter, until the fifth anniversary of the closing of the Transactions, (i) take any action, vote such Holder Group Investor’s securities, or into any transaction, including by acting in consent with another person, that would result in New Holdco being treated as a “controlled company” under the applicable rules of the NYSE American nor (ii) take any action, vote such Holder Group Investor’s securities, or into any transaction, including by acting in concert with another person, that results in New Holdco engaging in a Rule 13e-3 Transaction (as defined in the rules and regulations issued by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), provided, that the restriction set forth in this clause (ii) may be waived by the affirmative vote of a majority of the issued and outstanding shares of New Holdco’s voting stock (taking into account the Series D Convertible Preferred Stock on an as-converted basis) that are not beneficially owned by the Holder Group Investors (provided that, for purposes of clause (ii), New Holdco’s voting stock that is owned of record by Ashford Trust or Braemar shall not be deemed to be beneficially owned by the Holder Group Investors so long as the decision to vote such shares on such waiver is solely determined by a majority of the members of the board of directors of the applicable entity who are independent within the meaning of applicable rules of the NYSE American (or any exchange on which the New Holdco’s voting stock is then listed) and do not have a material financial interest in such Rule 13e-3 Transaction (or a duly appointed board committee consisting only of such independent and disinterested board members)).

Put Option

Each Covered Investor has the option, exercisable with respect to each and every Change of Control (defined below) that may occur following the date of the Investor Rights Agreement, to sell to the Company all or any portion of the Series D Convertible Preferred Stock then owned by such Covered Investor (the “Change of Control Put

Option”) at any time during the ten business day consecutive period following the consummation of a Change of Control. “Change of Control” means, with respect to any Covered Investor, any of the following, in each case that was not voted for or consented to by such Covered Investor solely in its capacity as a stockholder of New Holdco (but not in any other capacity): (i) any person (other than Mr. Monty J. Bennett, Mr. Archie Bennett, Jr., MJB Investments, their controlled affiliates, any trust or other estate in which any of them has a substantial beneficial interest or as to which any of them serves as trustee or in a similar fiduciary capacity, any immediate family member of Mr. Monty J. Bennett or Mr. Archie Bennett, Jr., or any group (as defined in Rule 13d-5(b) under the Exchange Act)) acquires beneficial ownership of securities of New Holdco that, together with the securities of New Holdco previously beneficially owned by the first such person, constitutes more than 50% of the total voting power of New Holdco’s outstanding securities, or (ii) the sale, lease, transfer or other disposition (other than as collateral) of all or a majority of New Holdco’s (taken as a whole) assets or income or revenue generating capacity, other than to any direct or indirect majority-owned and controlled affiliate of New Holdco.

In the event that a Covered Investor exercises the Change of Control Put Option, the price to be paid by New Holdco to such exercising Covered Investor will be an amount, payable in cash or New Holdco common stock (at the election of such Covered Investor), equal to (i) $25.125, plus (ii) all accrued and unpaid dividends, plus (iii) in the event that a Change of Control Put Option is exercised prior to June 30, 2026, an additional amount equal to, initially, 24% of $25 until the first anniversary of the closing of the Transactions, with such percentage reduced by (A) 4% for each year thereafter, inclusive of the year in which the Change of Control Put Option is exercised, until the fourth anniversary of the closing of the Transactions and (B) 3% for each year thereafter until the sixth anniversary of the closing of the Transactions, at which time such percentage shall be 3% until June 30, 2026.

Preemptive Rights

The Investor Rights Agreement also provides that, except for issuances contemplated by the transaction documents entered into under the Combination Agreement, New Holdco will not issue any equity securities, rights to acquire equity securities of New Holdco or debt convertible into equity securities of New Holdco (collectively, the “New Securities”), unless New Holdco gives each Remington Holder, each Trust and each person that succeeds to the interests of a Remington Holder or a Trust and certain permitted transferees (“Holder Group Investors”) notice of its respective intention to issue New Securities and the right of such Holder Group Investor to acquire such Holder Group Investor’s pro rata share of the New Securities.

Termination

The Investor Rights Agreement terminates by its terms on the earliest of (i) the written agreement of New Holdco and Covered Investors holding in the aggregate 55% of the total number of shares of New Holdco common stock (taking into account the Series D Convertible Preferred Stock on an as converted basis) and (ii) the date on which the Covered Investors no longer own any New Holdco common stock or Series D Convertible Preferred Stock; provided certain specified provisions will last for the time periods provided by their terms, and others will last indefinitely.

A Covered Investor will automatically cease to be bound by the Investor Rights Agreement solely in its capacity as a Covered Investor at such time as such Covered Investor no longer owns any common stock of New Holdco or any Series D Convertible Preferred Stock.

Merger and Registration Rights Agreement

On the Effective Date, the Company, New Holdco, Merger Sub, the Bennetts and the Covered Investors entered into the Merger and Registration Rights Agreement (the “Merger Agreement”). Pursuant to the Merger Agreement, New Holdco will, no later than 120 days following the effective time of the Merger, file a registration statement under the Securities Act to permit the resale of the Series D Convertible Preferred Stock and the New Holdco Common Stock into which the Series D Convertible Preferred Stock is convertible. New Holdco will use its commercially reasonable efforts to cause the registration statement to become effective and remain available for the resale of the securities covered by the registration statements. In certain circumstances, including at any time that New Holdco is in possession of material nonpublic information, New Holdco will have the right to suspend sales under the registration statement.

Non-Competition Agreement

At the closing of the Transactions, New Holdco and the Bennetts entered into a non-competition agreement (the “Non-Competition Agreement”). Subject to certain exclusions, the Non-Competition Agreement provides that for a period of the later of five (5) years following the closing of the Transactions, or three (3) years following the date on which Mr. Monty J. Bennett is no longer the principal executive officer of New Holdco, each of Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. will not, and will cause its controlled affiliates not to, directly or indirectly (i) engage in, or have an interest in a person that engages directly or indirectly in, (a) the hotel management business conducted by Remington and its subsidiaries within the lodging industry, including hotel operations, sales and marketing, revenue management, budget oversight, guest service, asset maintenance (not involving capital expenditures) and related services conducted by Remington and its subsidiaries or (b) the project management business conducted by Premier Project Management LLC, a subsidiary of New Holdco (“Premier”), within the lodging industry, including construction management, interior design, architecture, and the purchasing, expediting, warehousing, freight management, installation and supervision of furniture, fixtures, and equipment, and related services, in each case in clause (a) or (b) anywhere in the United States (excluding certain passive investments and existing relationships); or (ii) intentionally interfere in any material respect with the business relationships between Remington, Premier and their respective customers, clients or vendors. Notwithstanding the foregoing, each of the Bennetts may, among other things, (A) freely pursue any opportunity to acquire ownership, directly or indirectly, in any interests in real properties in the lodging industry if such opportunity has been presented to the board of each of the New Holdco, Ashford Trust and Braemar and none of the foregoing elect to pursue or participate in such opportunity and (B) with respect to any hotel properties in which the Bennetts, or any of their controlled affiliates, own, directly or indirectly (other than through their ownership interests in Ashford Trust or Braemar), in the aggregate at least a five percent (5%) interest (such hotel properties, “Bennett-Owned Properties”), each Bennett, and any of his controlled affiliates, directly or indirectly: (x) may self-manage the provision of hotel management business services or project management business services to such Bennett-Owned Properties, but may not provide any such services to any other hotels not constituting Bennett-Owned Properties, or (y) may require that the New Holdco provide hotel management business services and project management business services pursuant to the terms of the Hotel Services Agreement.

Transition Cost Sharing Agreement

At the closing of the Transactions, New Holdco and Remington (collectively, the “Service Providers”) and the Bennetts and MJB Investments (collectively, the “Service Recipients”) entered into a transition cost sharing agreement (the “Transition Cost Sharing Agreement”), pursuant to which the Service Providers will provide to the Service Recipients family office related services, including accounting, tax, legal and general office and administrative support services (collectively, the “Services”) generally in accordance with Remington’s past practice prior to the closing. The Service Recipients will pay to the Service Providers the Service Providers’ actual costs, including salaries, employment taxes and benefits applicable to the employees of the Service Providers providing the Services, based on the percentage of time spent by such employees in providing the Services, relative to the time spent by such employees on matters not related to the Services, plus applicable allocated overhead and other expenses incurred, in each case without mark-up. Subject to certain exceptions, the Services are required to be provided by the Service Providers until the last to occur of: (i) the tenth (10th) anniversary of the date of the Transition Cost Sharing Agreement; (ii) the death of Mr. Archie Bennett, Jr.; and (iii) thirty (30) days following the date on which Mr. Monty J. Bennett is no longer employed by New Holdco as its Chief Executive Officer, or substantially similar executive position, or ceases to serve as a member of the board of directors of New Holdco.

Hotel Services Agreement

Prior to the closing of the Transactions, the Bennetts, MJB Investments and New Holdco entered into a hotel services agreement (the “Hotel Services Agreement”), pursuant to which New Holdco will provide specified hotel project management and hotel property management services to any hotel in which the Bennetts, in the aggregate, directly or indirectly (other than through their ownership of interests in Ashford Trust and Braemar) own at least a 5% interest, in exchange for fees in an amount equal to the cost of such services provided plus 5%, until the last to occur of: (i) the tenth anniversary of the commencement of services or (ii) the death of Archie Bennett, Jr. and Monty J. Bennett.

The descriptions above of the Investor Rights Agreement, the Merger Agreement, the Non-Competition Agreement, the Transition Cost Sharing Agreement and the Hotel Services Agreement are qualified in their entirety by the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On November 6, 2019, the parties to the Combination Agreement completed a business combination by effectuating the Transactions contemplated by the Combination Agreement.

Combination Agreement

Under the terms of the Combination Agreement, New Holdco acquired (i) the issued and outstanding limited partnership interests of Remington, (ii) the issued and outstanding membership interests of the General Partner, (iii) the issued and outstanding Class A limited partnership interests of Marietta and (iv) the issued and outstanding Class B limited partnership interests of Marietta owned by Mr. James L. Cowen and Mr. Jeremy J. Welter (collectively, the “Transferred Securities”). At the closing of the Transactions, as a single plan of exchange that includes the Merger and the transactions contemplated by the Remington Contribution Agreement (as defined below), (i) the Company caused the merger of Merger Sub with and into the Company pursuant to the terms of the Merger Agreement and Registration Rights Agreement, whereby the Company survived and became a wholly owned subsidiary of New Holdco and (ii)  contemporaneously with the consummation of the Merger, the Bennetts, MJB Investments, Mr. James L. Cowen and Mr. Jeremy J. Welter transferred to New Holdco, all of their respective right, title and interests in the Transferred Securities pursuant to a Contribution Agreement, dated as of the closing (the “Remington Contribution Agreement”), among such parties and New Holdco and received the consideration provided in the Combination Agreement (as described below).

In the Merger, each share of common stock, par value $0.01 per share, of the Company outstanding immediately prior to the effective time of the Merger was converted into one share of common stock, par value $0.001 per share, of New Holdco and (ii) each share of Series B Convertible Preferred Stock of the Company outstanding immediately prior to the effective time of Merger was converted into one share of Series D Convertible Preferred Stock. In addition, in consideration for the contribution of the Transferred Securities to New Holdco, the respective holders thereof received aggregate consideration (the “Aggregate Consideration”) of $275,000,000 in the form of 11,000,000 shares of Series D Convertible Preferred Stock with a value agreed by the parties to the Combination Agreement of $25 per share.

As a result of the foregoing, (i) New Holdco now owns, directly or indirectly, (a) the Company, (b) Remington and the General Partner and (c) Marietta and its general partner, and each of their respective subsidiaries and (ii) Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. beneficially own, directly or indirectly, 18,758,600 shares of the Series D Convertible Preferred Stock, which are initially convertible (at a conversion price of $117.50 per share) into approximately 3,991,191 shares of common stock of New Holdco (in addition to the shares of common stock of New Holdco such persons own as a result of the exchange in the Merger of the common stock of the Company for the common stock of New Holdco as described above). Assuming that such 18,758,600 shares of the Series D Convertible Preferred Stock were converted (at $117.50 per share) immediately after the effective time of the Merger, then Mr. Monty J. Bennett and Mr. Archie Bennett, Jr.’s direct or indirect beneficial ownership interest in New Holdco would be approximately 70.1% of the then outstanding common stock of New Holdco. As described in more detail below, the Series D Convertible Preferred Stock are entitled to vote alongside the voting common stock of New Holdco on an as-converted basis, subject to the provisions of the Investor Rights Agreement (as described above).

New Holdco will also pay, reimburse or assume up to $4,100,000 of (i) all transaction expenses incurred or funded by Mr. Archie Bennett, Jr. and MJB Investments (the “Remington WC Parties”), Mr. Monty J. Bennett and the General Partner, Remington and its subsidiaries (the General Partner, Remington and its subsidiaries, collectively, the “Remington Companies”) (in each case, on behalf of themselves or their affiliates), including, among other things, one half of all filing and other similar fees payable in connection with any filings or submissions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any transfer tax incurred in connection with the Remington Contribution Agreement, and (ii) bonus and other payments (including applicable taxes in respect thereof) made to employees and agents of the Remington Companies in connection with the closing (collectively, the “Transaction Expenses”).

The Combination Agreement provides that New Holdco will pay the Remington WC Parties, or the Remington WC Parties shall pay New Holdco, the amount by which working capital (which includes, among other items, a positive adjustment for the Remington CIO Expenses) of the Remington Companies at closing exceeds or is less than, respectively, a working capital target equal to $1,000,000.  The Combination Agreement also includes provisions pursuant to which the Remington WC Parties will be entitled to a pro rated portion of the aggregate annual incentive management fees payable to Remington, pursuant to hotel management agreements to which it is a party, with respect to the year in which the closing of the Transactions occurs (the “Pro Rated Year”), and the Remington WC Parties will bear a pro rated portion of the aggregate amount of corporate bonuses paid by Remington with respect to the Pro Rated Year, in each case based on (i) the number of days from January 1 of the Pro Rated Year through and including the date of closing of the Transactions and (ii) 365.

The disclosure set forth under the headings “Series D Preferred Stock,” “Amended and Restated Articles of Incorporation of New Holdco” and “Amended and Restated Bylaws of New Holdco” in Item 5.03 is incorporated by reference into this Item 2.01.

The shares of New Holdco Common Stock have the same rights and privileges as the shares of common stock of the Company previously issued and outstanding and held by the Company’s stockholders, subject to the rights of the holders of the Series D Preferred Stock issued in connection with the Transaction.

The issuance of the New Holdco Common Stock pursuant to the Merger was registered under the Securities Act, pursuant to New Holdco’s registration statement on Form S-4, as amended (File No. 333-232736) (the “Registration Statement”) filed with the SEC and declared effective on September 23, 2019.  The definitive proxy statement/prospectus dated September 23, 2019 that forms a part of the Registration Statement contains additional information about the Transactions. Pursuant to Rule 12g-3(a) under the Exchange Act, New Holdco has become a successor registrant to the Company under the Exchange Act and the New Holdco Common Stock is deemed to be registered under Section 12(b) of the Exchange Act. The New Holdco Common Stock has been approved for listing on the NYSE American and began trading under the symbol “AINC” on November 7, 2019.

In connection with the Merger, the Company changed its legal name to OAINC II Inc. and in connection with the consummation of the Transactions, New Holdco changed its legal name to Ashford Inc. As a result of the Merger and legal name changes, OAINC II Inc. (formerly named Ashford Inc.) became a wholly owned subsidiary of Ashford Inc. (formerly named Ashford Nevada Holding Corp.).

The description of the Transactions contained herein does not purport to be complete and is qualified in its entirety by reference to the Combination Agreement, which are included as Exhibits 2.1, 2.2 and 2.3 to this Report and incorporated herein by reference.

ITEM 3.02 Unregistered Sales of Equity Securities

In consideration of the contribution of the Transferred Securities to New Holdco and in connection with the exchange of the Series B Convertible Preferred Stock under the Combination Agreement, the respective holders thereof received in the aggregate 19,120,000 shares of Series D Convertible Preferred Stock. The disclosure set forth under “Series D Preferred Stock” in Item 5.03 is incorporated by reference into this Item 3.02.  The Series D Preferred Stock was issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

ITEM 3.03 Material Modification to the Rights of Security Holders.

The disclosure set forth under the heading “Series D Convertible Preferred Stock” in Item 5.03 is incorporated into this Item 3.03.

ITEM 5.01 Changes in Control of the Registrant.

The disclosure set forth in Items 1.01, 2.01 and 5.03 are incorporated by reference into this Item 5.01.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 under the subheading “Board Designation Rights” is incorporated by reference into this Item 5.03.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the effective time of the Merger on the Effective Date, the rights of the stockholders are governed by the Amended and Restated Certificate of Incorporation of Ashford Nevada Holding Corp., as amended, and the Amended and Restated Bylaws of Ashford Nevada Holding Corp. which are attached as Exhibits 3.1, 3.2, 3.3 and 3.4, and are incorporated by reference herein. A more detailed description of the rights of stockholders can be found in the Registration Statement on Form S-4/A (Registration No. 333-232736) filed by the Company (formerly known as Ashford Nevada Holding Corp.) with the SEC on September 19, 2019 and declared effective by the SEC on September 23, 2019, under the heading “Comparison of Stockholders’ Rights.”

Series D Convertible Preferred Stock

As described above, pursuant to the Merger, each outstanding share of the Company’s Series B Convertible Preferred Stock was exchanged for a share of Series D Convertible Preferred Stock, and additional shares of Series D Convertible Preferred Stock were issued in exchange for the Transferred Securities.

The Certificate of Designation establishing the terms, designation, rights, preferences, powers, restrictions, and limitations of the Series D Preferred Stock (the “Certificate of Designation”) was filed by New Holdco on the Effective Date. The Certificate of Designation provides that each share of Series D Convertible Preferred Stock (i) has a liquidation value of $25 per share, (ii) accrues cumulative preferred dividends at the rate of (a) 6.59% per annum until the first anniversary of the closing of the Transactions; (b) 6.99% per annum from the first anniversary of the closing of the Transactions until the second anniversary of the closing of the Transactions; and (c) 7.28% per annum thereafter, (iii) will participate in any dividend or distribution on the common stock of New Holdco in addition to the preferred dividends set forth in clause (ii), (iv) is convertible into voting common stock of New Holdco at $117.50 per share, and (v) provides for customary anti-dilution protections. In the event of a Preferred Stock Breach, then until such arrearage is paid in cash in full, (A) the dividend rate on the Series D Convertible Preferred Stock will increase to 10.00% per annum until no Preferred Stock Breach exists; (B) no dividends may be declared and paid, and no other distributions or redemptions may be made, on the New Holdco common stock; and (C) the New Holdco board of directors will be increased by two seats and the holders of 55% of the outstanding Series D Convertible Preferred Stock will be entitled to fill such newly created seats.

The Series D Convertible Preferred Stock is entitled to vote alongside the voting common stock of New Holdco on an as-converted basis, subject to the applicable voting limitations set forth in the Investor Rights Agreement described above.

The Certificate of Designation provides that, so long as any shares of Series D Convertible Preferred Stock are outstanding, New Holdco is prohibited from taking specified actions without the consent of the holders of 55% of the outstanding Series D Convertible Preferred Stock, including (i) modifying the terms, rights, preferences, privileges or voting powers of the Series D Convertible Preferred Stock, (ii) altering the rights, preferences or privileges of any capital stock of New Holdco so as to affect adversely the Series D Convertible Preferred Stock, (iii) issuing any security senior to the Series D Convertible Preferred Stock, or any shares of Series D Convertible Preferred Stock other than pursuant to the Combination Agreement, (iv) entering into any agreement that expressly prohibits or restricts the payment of dividends on the Series D Convertible Preferred Stock or the common stock of New Holdco or the exercise of the Change of Control Put Option (as defined above), or (v) other than the payment of dividends on the Series D Convertible Preferred Stock or payments to purchase any of the Series D Convertible Preferred Stock, transferring all or a substantial portion of New Holdco’s or its subsidiaries’ cash balances or other assets to a person other than New Holdco or its subsidiaries, other than by means of a dividend payable by New Holdco pro rata to the holders of the New Holdco common stock (together with a corresponding dividend payable to the holders of the Series D Convertible Preferred Stock).

After June 30, 2026, New Holdco will have the option to purchase all or any portion of the Series D Convertible Preferred Stock, in $25.0 million increments, on a pro rata basis among all holders of the Series D Convertible Preferred Stock (subject to the ability of the holders to provide for an alternative allocation amongst themselves), at a price per share equal to (i) $25.125, plus (ii) all accrued and unpaid dividends (provided any holder of Series D Convertible Preferred Stock shall be entitled to exercise its right to convert its shares of Series D Convertible Preferred Stock into common stock of New Holdco not fewer than five business days before such purchase is scheduled to close).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of businesses acquired.

The audited and unaudited financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The unaudited pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
2.1*

Combination Agreement, dated as of May 31, 2019, between Monty J. Bennett, Archie Bennett, Jr., Remington Holdings, L.P., Remington Holdings GP, LLC, MJB Investments, LP, Ashford Inc., James L. Cowen, Jeremy J. Welter, Ashford Nevada Holding Corp. and Ashford Merger Sub Inc.

2.2*

First Amendment to Combination Agreement, dated as of July 17, 2019, between Monty J. Bennett, Archie Bennett, Jr., Remington Holdings, L.P., Remington Holdings GP, LLC, MJB Investments, LP, Ashford Inc., James L. Cowen, Jeremy J. Welter, Ashford Nevada Holding Corp. and Ashford Merger Sub Inc.

2.3*

Second Amendment to Combination Agreement, dated as of August 28, 2019, between Monty J. Bennett, Archie Bennett, Jr., Remington Holdings, L.P., Remington Holdings GP, LLC, MJB Investments, LP, Ashford Inc., James L. Cowen, Jeremy J. Welter, Ashford Nevada Holding Corp. and Ashford Merger Sub Inc.

3.1	Amended and Restated Certificate of Incorporation of Ashford Nevada Holding Corp.
3.2	Certificate of Designation of the Series D Convertible Preferred Stock of Ashford Nevada Holding Corp.
3.3	Articles of Amendment to the Certificate of Incorporation of Ashford Nevada Holding Corp.
3.4	Amended and Restated Bylaws of Ashford Nevada Holding Corp.
10.1	Investor Rights Agreement, dated November 6, 2019, by and among Ashford Nevada Holding Corp., Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP and the parties thereto.
10.2

Merger Agreement and Registration Rights Agreement, dated November 6, 2019, by and among Ashford, Inc., Ashford Nevada Holding Corp., Ashford Merger Sub Inc., and solely for the purposes of Article V hereof, Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP and the parties thereto.

10.3	Non-Competition Agreement, dated November 6, 2019, by and among Ashford Nevada Holding Corp., Archie Bennett, Jr. and Monty J. Bennett.
10.4	Transition Cost Sharing Agreement, dated November 6, 2019, by and among Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP, Ashford Nevada Holding Corp. and Remington Holdings, L.P.
10.5

Hotel Services Agreement, dated November 6, 2019, by and among Archie Bennett, Jr., Monty J. Bennet, MJB Investments, LP, Ashford Nevada Holding Corp., Remington Holdings, L.P., Ashford Hospitality Services LLC and Premier Project Management LLC.

99.1	Press Release, dated November 6, 2019

*      Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2019

ASHFORD INC.

By:	/s/ Robert G. Haiman
	Name:	Robert G. Haiman
	Title:	Executive Vice President, General Counsel & Secretary